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STATE FARM LIFE INSURANCE COMPANY
Bloomington, Illinois

Doc Type: 01 Check Digit

VARIABLE UNIVERSAL LIFE INSURANCE APPLICATION

1. TYPE OF APPLICATION *(check one)*

☐ New Business
☐ Change of Plan/Added Benefits Existing Policy Number: ______
☐ Variable Universal Life Increase Existing Policy Number: ______
☐ Term Conversion with Increase in Amount Existing Policy Number: ______

2. PROPOSED INSURED 1 *(Print name in full)*

a. MR ☐ MS ☐ LAST NAME | FIRST NAME | MIDDLE INITIAL

b. MAILING ADDRESS | CITY | STATE | ZIP CODE

c. SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER | DRIVER'S LICENSE NUMBER | STATE | SEX | BIRTH DATE MO-DAY-YR | AGE

d. MARITAL STATUS | HEIGHT | WEIGHT | STATE OF BIRTH | UNITED STATE OR CANADIAN CITIZEN? YES ☐ NO ☐

e. OCCUPATION | EMPLOYER'S NAME

f. Do job duties involve work in one of the following occupation categories: amusement, sports, construction, explosives, diving, liquor, logging, mining, gas, or oil? *(If yes, explain exact duties)* YES ☐ NO ☐

3. PROPOSED INSURED 2 *(Additional Insured or Payor, print name in full)*

a. MR ☐ MS ☐ LAST NAME | FIRST NAME | MIDDLE INITIAL

b. SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER | DRIVER'S LICENSE NUMBER | STATE | SEX | BIRTH DATE MO-DAY-YR | AGE

c. MARITAL STATUS | HEIGHT | WEIGHT | STATE OF BIRTH | UNITED STATE OR CANADIAN CITIZEN? YES ☐ NO ☐

d. OCCUPATION | EMPLOYER'S NAME

e. Do job duties involve work in one of the following occupation categories: amusement, sports, construction, explosives, diving, liquor, logging, mining, gas, or oil? *(If yes, explain exact duties)* YES ☐ NO ☐

4. APPLICANT/OWNER *(If not Proposed Insured 1, print name in full)*

a. LAST NAME | FIRST NAME | MIDDLE INITIAL | SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER

b. MAILING ADDRESS | CITY | STATE | ZIP CODE

c. ***Successor Owner*** *(Required unless the Applicant/Owner is a TRUST or CORPORATION)*
LAST NAME | FIRST NAME | MIDDLE INITIAL

5. *Complete 5 if Proposed Insured is under age 16*

a. Is Proposed Insured to be Owner at and after age 21? YES ☐ NO ☐

b. Give amount of insurance in force on: *(If none, so indicate)*
Father $ Mother $

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6. VARIABLE UNIVERSAL LIFE

a. **Initial Basic Amount: $** ____________________

b. **Death Benefit:** *(Complete for new policy only)*
If no option is chosen, policy provisions determine the option.
☐ Option 1 — Basic Amount ☐ Option 2 — Basic Amount plus Account Value

c. **Riders/Benefits applied for:** *(Check Ratebook for availability of riders.)*
Waiver of Monthly Deduction (PI 1 only) YES ☐ NO ☐
☐ Guaranteed Insurability Option $ __________ ☐ Level Term (PI 2) $ __________
☐ Children's Term Rider ________ Units

d. **Dividend Option:**
If no option is chosen, policy provisions determine option.
☐ Addition to Account Value ☐ Cash

e. **Planned Premium:**
Mode chosen: ☐ Annual ☐ SFPP Existing SFPP Account #: ____________________
☐ Other Special Monthly: ____________________
Amount to be billed each payment date: $ ____________________

f. **Increase in Basic Amount:** *(Do not complete for new policy.)* $ ____________________

g. **Initial Account and Payment Allocation:** *(Complete for new policy only.)*
During the free look period, all net premiums are allocated to the Fixed Account. Percentages must be whole numbers.

Small Cap Equity Subaccount	________%
Small Cap Equity Index Subaccount	________%
International Equity Subaccount	________%
International Equity Index Subaccount	________%
Large Cap Equity Subaccount	________%
Large Cap Equity Index Subaccount	________%
Stock and Bond Balanced Subaccount	________%
Bond Subaccount	________%
Money Market Subaccount	________%
Fixed Account	________%
TOTAL =	**100%**

h. **Do you want to enroll in one of the following programs?** YES ☐ NO ☐ *(If Yes, indicate program and complete the appropriate request form.)*
☐ Dollar Cost Averaging (DCA) -or- ☐ Portfolio Rebalancing (PR) *(Only one can be in effect at a time.)*

i. **Premium submitted with the application: $** ______________

7. TELEPHONE AUTHORIZATION

The Owner may make certain requests under the Policy by telephone if we have a written telephone authorization on file. These include requests for transfers, withdrawals, changes in premium allocation instructions, dollar-cost averaging changes, and changes in portfolio rebalancing program. Our Home Office will employ reasonable procedures to confirm that instructions communicated by telephone are genuine. Such procedures may include, among others, requiring some other form of personal identification prior to acting upon instructions received by telephone, providing written confirmation of such transactions, and/or tape recording of telephone instructions. Your request for telephone transactions authorizes us to record telephone calls. If reasonable procedures are not employed, we may be liable for any losses due to unauthorized or fraudulent instructions. If reasonable procedures are employed, we will not be liable for any losses due to unauthorized or fraudulent instructions.

This authorization will continue in force until the earlier of a) the date we receive a revocation request from the Owner, b) the date we restrict or discontinue all Telephone Authorizations, or c) the date we receive an ownership change.

Do you elect to have telephone authorization? ☐ Yes ☐ No

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8. BENEFICIARY DESIGNATION — Proposed Insured 1

Completion of this section will replace all previous rider and policy designations for this policy. If a Change of Plan or an addition in coverage, this designation will replace previous designations for this insured.

PRIMARY BENEFICIARY - FULL NAME	RELATIONSHIP
SUCCESSOR BENEFICIARY - FULL NAME	RELATIONSHIP

9. BENEFICIARY DESIGNATION — Proposed Insured 2

Complete for Additional Insured's rider only if the Beneficiary provision in the rider is NOT desired. If this section is completed, the Payment of Benefit Provisions of the policy will control rather than the Beneficiary provision of such rider. "Additional Insured" would be used in place of the "Insured." If a Change of Plan or an addition in coverage, this designation will replace previous designations for this insured.

PRIMARY BENEFICIARY - FULL NAME	RELATIONSHIP
SUCCESSOR BENEFICIARY - FULL NAME	RELATIONSHIP

Complete 10 if CTR applied for. *List children under age 18 (if none, so state)*

10. LAST NAME, FIRST NAME, MI *(If last name different, explain)*	RELATIONSHIP TO PROPOSED INSURED 1	BIRTHDATE			AMOUNT NOW INSURED FOR
		MO.	DAY	YR.	
					$

Complete 11 & 12 if CTR applied for OR Proposed Insured 1 is under age 16.

11. In the last 10 years, has Proposed Insured 1 or any children named in question 10, had or been treated by a member of the medical profession for: *(If yes, check all that apply and explain)* YES ☐ NO ☐

- a. ☐ birth defect
- b. ☐ asthma
- c. ☐ kidney disease
- d. ☐ leukemia
- e. ☐ mental disorder
- f. ☐ seizure
- g. ☐ heart murmur
- h. ☐ cancer
- i. ☐ impairment of sight, hearing, or speech
- j. ☐ diabetes
- k. ☐ anemia
- l. ☐ Acquired Immune Deficiency Syndrome (AIDS)
- m. ☐ Human Immunodeficiency Virus (HIV) infection

12. In the last 3 years, has Proposed Insured 1 or any children named in question 10, seen a doctor for any reason not previously explained excluding any routine physical examination with normal findings? *(If yes, explain)* ☐ ☐

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All Applications: Complete 13

13. Proposed Insured 1 or Applicant, if other than Proposed Insured 1:	YES	NO		
a. Do you own any life insurance or annuities on yourself or others?	☐	☐		
b. If yes, is this policy a replacement of any of those policies?	☐	☐		
	PI 1 YES	PI 1 NO	PI 2 YES	PI 2 NO
c. Is the total amount of insurance in force on you more than $200,000? *(If yes, give amounts and details.)*	☐	☐	☐	☐
d. Is anyone now applying for life or health insurance on you with any other company? *(If yes, in Explanations state company and amounts.)*	☐	☐	☐	☐

Applications (Ages 16 & up): Complete 14-17

	PI 1 YES	PI 1 NO	PI 2 YES	PI 2 NO
14. Have you used tobacco or other nicotine products in any form in the last 36 months? *(If yes, please provide month/year last used PI 1 ____/____ (Month/Year) PI 2 ____/____ (Month/Year))*	☐	☐	☐	☐
15. In the last 10 years, have you had or been treated by a member of the medical profession for: *(If yes, explain)*	☐	☐	☐	☐

(Check all that apply)

	PI 1	PI 2	
a.	☐	☐	cancer or tumor
b.	☐	☐	diabetes
c.	☐	☐	heart disease or disorder, chest pain, high blood pressure
d.	☐	☐	stroke or transient ischemic attack (TIA)
e.	☐	☐	Acquired Immune Deficiency Syndrome (AIDS)
f.	☐	☐	Human Immunodeficiency Virus (HIV) infection

16. In the last 3 years, have you: *(If yes, explain)*	PI 1 YES	PI 1 NO	PI 2 YES	PI 2 NO
a. been convicted of or pleaded guilty to any moving violations or driving under the influence of alcohol or drugs?	☐	☐	☐	☐
b. engaged in any type of aviation activity (other than as a passenger); or is any such activity planned in the next 6 months?	☐	☐	☐	☐
c. engaged in avocations such as mountain/rock climbing, vehicle racing, SCUBA/skin diving, sky diving, ballooning or hang gliding, or is any such activity planned in the next 6 months?	☐	☐	☐	☐
17. Do you plan to leave or travel from the United States or Canada in the next 6 months? *(If yes, explain)*	☐	☐	☐	☐

Applications (Ages 16 & up if NO medical exam required): Complete 18-21

	PI 1 YES	PI 1 NO	PI 2 YES	PI 2 NO
18. Have you ever applied for or received disability benefits; had an injury to your neck, back, arm, or leg; or had any loss of sight or hearing? *(If yes, explain)*	☐	☐	☐	☐
19. In the last 10 years, have you had or been treated by a member of the medical profession for: *(If yes, explain)*	☐	☐	☐	☐

(Check all that apply)

	PI 1	PI 2	
a.	☐	☐	respiratory disorder
b.	☐	☐	liver or intestinal disorder
c.	☐	☐	mental or nervous disorder
d.	☐	☐	blood disorder

	PI 1 YES	PI 1 NO	PI 2 YES	PI 2 NO
20. In the last 5 years, have you used cocaine, marijuana, or any other controlled substance or narcotic not prescribed by a doctor; or had treatment or counseling for alcohol or drug use, or been advised to seek treatment or counsel for alcohol or drug use? *(If yes, explain)*	☐	☐	☐	☐
21. In the last 5 years, have you for any reason not previously explained: *(If yes, explain)*				
a. seen a doctor or psychologist?	☐	☐	☐	☐
b. had medication prescribed **other than** medications for cold, flu, seasonal allergies (i.e. hay fever) or birth control? *(If yes, list and explain)*	☐	☐	☐	☐
c. had or been advised to have treatment or a test in any lab, clinic, or hospital?	☐	☐	☐	☐
d. been told surgery was necessary?	☐	☐	☐	☐

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22. EXPLANATIONS:

If space below is insuffcient use additional sheets which will be part of this application. Sheets must be signed & dated by Proposed Insured(s), and/or Applicant, and witnessed by Agent.

23. AGREEMENTS

Coverage will be effective as of the policy date if the following conditions are met: the first premium is paid when the policy is delivered; the Proposed Insureds are living on the delivery date; and, on that delivery date, the information given to the Company is true and complete without material changes.

For changes in Basic Amount, the change will be effective on the deduction date on or next following acceptance of the change by the Company if on such deduction date the following conditions are met: there is enough cash surrender value to make the required deduction; the Proposed Insureds are all living; and the information given to the Company is true and complete without material changes.

However, if a binding receipt has been given and is in effect, its terms apply.

All Proposed Insureds and the Applicant state that the information in this application and any medical history is true and complete. It is agreed that the Company can investigate the truth and completeness of such information while the policy is contestable.

By accepting the policy, the Owner agrees to the beneficiaries named, method of payment, and corrections made. No change in plan, amount, benefits, or age at issue may be made on the application unless the Owner agrees in writing. Only an authorized company officer may change the policy provisions. Neither the agent nor a medical examiner may pass on insurability.

Any policy issued on this application will be owned by Proposed Insured 1 or the Applicant, if other than Proposed Insured 1.

Proposed Insured 1 or the Applicant, if other than Proposed Insured l:

Understands that the amount and duration of the death benefit may vary, depending on the investment performance of the variable accounts in the separate account; Understands that the policy values may increase or decrease, depending on the investment experience of the separate account; and Has been provided with the separate account prospectus and the fund prospectus for the policy applied for.

SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER (TIN) CERTIFICATION

By signing this application, I certify under penalties of perjury that (1) the TIN shown above is correct, and (2) I am exempt from backup withholding, or that I am not subject to backup withholding either because I have not been notified that I am subject to backup withholding as a result of a failure to report all interest or dividends, or the Internal Revenue Service has notified me that I am no longer subject to backup withholding, (If you are subject to backup withholding, cross out item 2.) and (3) I am a U.S. person (Including a U.S. resident alien). The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding. (See instructions.)

Date Signed Signature of Proposed Insured 1 X

Not required if Proposed Insured is under age 16

at Signature of Proposed Insured 2 X

City State

Signature of Agent as Witness to all Signatures X Signature of Applicant X

Not required unless applicant is other than Proposed Insured 1. If a firm or corporation is to be the owner, give its name and signature of authorized officer.

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